                                                                    Exhibit 99.1

(REGIONS FINANCIAL CORP.(SM) LOGO)

July 14, 2006

REGIONS REPORTS RECORD SECOND QUARTER PROFITS, EXCELLENT MOMENTUM, GOOD MERGER PREPARATION PROGRESS

BIRMINGHAM, ALA.--Regions Financial Corporation (NYSE:RF) today announced highlights for the quarter ended June 30, 2006, including:

     -    Record earnings of 75 cents per diluted share

     -    Higher net interest income

     -    Strong fee-based revenues

     -    Improved operating efficiency

     -    Outstanding credit quality

     -    Good merger preparation progress

REAPING REWARDS OF MERGER OPPORTUNITIES, BALANCE SHEET POSITIONING

"Regions' significant second quarter earnings gain sets the stage for record full-year 2006 operating profits," said Regions Chairman, President and Chief Executive Officer Jackson W. Moore. "We continue to see the powerful benefits of Regions' mid-2004 merger of equals with Union Planters as incremental revenue generating opportunities are realized and operating efficiency is improved.

"Strong revenue, combined with lower expenses, drove Regions' sharp bottom line increase first-to-second quarter," according to Moore. "A well-positioned balance sheet enabled continued net interest income growth, and fee-based revenues were solid. Additionally, net loan charge-offs remained low. As a result, Regions' annualized return on tangible common equity increased to approximately 26 percent.

"This was a milestone quarter due to our record-breaking profits as well as our May 25 announcement of an agreement to merge with Birmingham-based AmSouth," Moore stated. "The merger planning process is well underway, with a fourth quarter close anticipated.

"I'm excited about the Regions-AmSouth merger and its substantial opportunities to accelerate our vision of Regions becoming the leading regional financial services provider by creating significant shareholder value, enhancing products and services for our customers and enhancing career opportunities for our associates. Regions' year-to-date 2006 results validate the power of a complementary, well-executed merger of equals. I am confident in our ability to successfully integrate the two companies and realize the combined entity's enhanced long-term profit potential."

EPS CLIMBS TO NEW QUARTERLY HIGH

Second quarter 2006 net income was $345 million, or 75 cents per diluted share compared to first quarter 2006's 64 cents per diluted share and year-ago second quarter's 53 cents per diluted share, including 6

                              Continued Next Page

July 14, 2006
Page 2


cents of merger-related charges. Thus, per share quarterly earnings rose 17 percent linked quarter and 27 percent year-over-year, excluding merger charges.

For the first six months of 2006, net income totaled $640 million, or $1.39 per diluted share compared to $1.04 per diluted share, including 12 cents of merger and other charges, reported in the first six months of 2005. The 20 percent annual increase, excluding merger and other charges, reflected solid revenue growth and merger-related cost save benefits.

BANKING OPERATIONS CONTINUE TO GROW NET INTEREST INCOME

"Regions' banking business posted good revenue growth first-to-second quarter--both spread-related and fee-based," Moore noted. "Regions' ongoing disciplined balance sheet management positively impacted spread-related net interest income."

Taxable equivalent net interest income rose $25 million, or an annualized 13 percent linked quarter, reflecting a higher net interest margin (4.24 percent) and an additional business day in the second quarter. The year-over-year quarterly increase was 10 percent, driven by 39 basis point margin expansion and modest balance sheet growth.

Total loans grew 5 percent, linked-quarter, annualized. Increases in commercial and industrial credits drove overall community bank loan growth, offset somewhat by a decline in commercial real estate and consumer lines of credit.

Total deposits grew 6 percent linked-quarter, annualized. Customer preferences continued to move toward higher-yielding instruments such as retail certificates of deposit, shifting funds out of interest free and low-cost deposit accounts. Regions continues to actively control deposit pricing while strengthening its core funding base.

FEE-BASED REVENUES REMAIN STRONG

"We're pleased with Regions' broad and expanding base of fee revenues," stated Moore. "Total fees have risen 8 percent since second quarter 2005, excluding securities transactions."

Linked-quarter fee-based revenue comparisons were steady-to-favorable, leading to an aggregate 4 percent increase even with first quarter's unusually strong contribution from capital markets-related businesses. Service charges on deposit accounts jumped 15 percent from first quarter's seasonal low and were up 12 percent year-over-year second quarter.

Mortgage-related servicing and origination fees improved 5 percent compared to first quarter, helped by EquiFirst's higher origination volume. Gain on sale of mortgage loans improved significantly given higher sales volumes and slightly better gain on sale margins at EquiFirst.

MORGAN KEEGAN REMAINS WELL POSITIONED FOR RECORD FULL-YEAR EARNINGS

"Morgan Keegan's second quarter results were excellent," Moore said. "Profits were $33 million, or 34 percent higher than a year ago, and support our expectations that full-year 2006 will be another record earnings year for Morgan Keegan. Second quarter earnings, though, did drop from first quarter 2006's particularly strong $41 million, which included a $9 million after tax gain on the swap of NYSE seats for stock."

Revenue aggregated $239 million, up 22 percent from a year earlier but down from first quarter 2006's $252 million. First quarter revenues included a $13 million pre-tax gain related to the exchange of NYSE seats for stock.

All divisions reported good business flows, helped by Morgan Keegan's increased distribution system and larger sales force.

                               Continued Next Page

July 14, 2006
Page 3


OPERATING EFFICIENCY IMPROVES

Non-interest expenses dropped 4 percent linked-quarter, to $727 million from first quarter's $756 million. Favorable expense trends reflect cost savings from the Union Planters merger, continuing efforts to streamline operations, and seasonally lower second quarter expenses. Also included in first quarter and second quarter non-interest expense were recoveries of $9 million and $10 million, respectively, from valuation of mortgage servicing rights.

Regions' operating efficiency ratio improved to 57 percent from first quarter's 61 percent, driven by strong gains in total revenue combined with favorable expense trends.

NON-PERFORMING ASSETS FALL, LOAN CHARGE-OFFS STAY LOW

Credit quality was excellent in the second quarter. Non-performing assets declined 22 percent linked quarter, or $89 million, to $320 million at June 30, 2006--0.54 percent of loans and foreclosed real estate. This compares to $456 million (0.78 percent of loans and foreclosed real estate) at June 30, 2005. Loans greater than 90 days past due also improved, dropping $15 million, or 16 percent, first-to-second quarter.

During the second quarter, Regions sold $10 million of foreclosed real estate, realizing a net $5 million gain. Additionally, $59 million of non-performing residential mortgage loans were sold, with no income statement impact.

Net loan charge-offs remained low at $31 million, or an annualized 0.21 percent of average loans. Aggregate net charge-offs rose slightly from first quarter's seasonally low $29 million (annualized 0.20 percent of average loans), and declined from second quarter 2005's $34 million (annualized 0.23 percent of average loans).

Second quarter's provision for loan losses was $30 million, resulting in a $778 million loan loss allowance (1.32 percent of loans) at June 30, 2006.

ADHERES TO ACTIVE CAPITAL MANAGEMENT STRATEGY

During the second quarter, Regions repurchased 3.6 million common shares at an average cost of $35.08 per share. Year-to-date June 30, buybacks totaled 7.3 million shares, leaving up to an additional 20.3 million common shares that can be repurchased under the company's current authorization.

Regions remained well capitalized. Tangible stockholders' equity-to-tangible assets was 6.69 percent at June 30, 2006--down slightly from March 31's 6.77 percent.

STRIKES AGREEMENT TO MERGE WITH AMSOUTH

On May 25, 2006, Regions and AmSouth announced an agreement to merge, creating a top ten U. S. banking organization with approximately $140 billion in assets and a $24 billion market capitalization. AmSouth shareholders will receive 0.7974 Regions shares for each AmSouth share. The newly formed entity will retain the name Regions Financial Corporation. Pending shareholder and regulatory approvals, the transaction is expected to close during the fourth quarter of 2006.

ABOUT REGIONS FINANCIAL CORPORATION

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions had $86.1 billion in assets as of June 30, 2006, making it one of the nation's top 15 banks. Regions' banking subsidiary, Regions Bank, operates some 1,300 offices and a 1,600-ATM network across a 16-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions, which is a member of both the Forbes and Fortune 500, can be found at www.regions.com.

                               Continued Next Page

July 14, 2006
Page 4


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                                          Three Months Ended              Six Months Ended
                                               June 30                        June 30
                                         -------------------            -------------------
                                           2006       2005     Change     2006       2005     Change
                                         --------   --------   ------   --------   --------   ------
Earnings

Net income                               $345,257   $248,351     39%    $639,937   $489,992     31%

Per share:
   Net income                            $   0.76   $   0.54     41%    $   1.40   $   1.06     32%
   Net income-diluted                    $   0.75   $   0.53     42%    $   1.39   $   1.04     34%
   Cash dividends declared               $   0.35   $   0.34      3%    $   0.70   $   0.68      3%

                                                  June 30
                                         -------------------------
Financial Condition                          2006          2005      Change
-------------------                      -----------   -----------   ------
Total assets                             $86,062,786   $85,279,098      1%
Loans, net of unearned income            $59,130,632   $58,338,944      1%
Securities                               $11,788,018   $12,226,332     -4%
Total earning assets                     $75,598,113   $74,842,001      1%
Total deposits                           $61,404,826   $60,870,850      1%
Stockholders' equity                     $10,698,359   $10,743,305     --
Stockholders' equity per share           $     23.56   $     23.28      1%

                                         As of and for six months ended June 30
                                         --------------------------------------
Selected Ratios                                       2006    2005
---------------                                      -----   -----
Return on average tangible equity                    24.04%  18.33%
Return on average stockholders' equity               12.09%   9.21%
Return on average total assets                        1.51%   1.17%
Stockholders' equity to total assets                 12.43%  12.60%
Allowance for loan losses as a
   percentage of loans, net of
   unearned income                                    1.32%   1.30%
Loans, net of unearned income, to
   total deposits                                    96.30%  95.84%
Net charge-offs to average loans                      0.21%   0.20%

For additional information, including supplemental financial information, refer to Regions' Form 8-K furnished to the Securities and Exchange Commission on July 14, 2006, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth Kimbrough at 205/244-2823; Regions' Media contact is Sonya L. Smith at 205/244-2859.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

                                       ###

                                     FINANCIAL SUPPLEMENT TO SECOND QUARTER 2006
(REGIONS FINANCIAL CORP.(SM) LOGO)   EARNINGS RELEASE

SUMMARY

Record quarterly earnings of $0.75 per diluted share

- Increase of 17% linked-quarter, annualized, and 27% year-over-year compared to diluted EPS excluding merger and other charges

- Primary drivers of increase include net interest income, fee-based revenues and reduction of expenses

-    Improvement in annualized return on average tangible equity to 25.73%

15% linked-quarter, annualized, increase in total revenue, led by banking business

- FTE net interest income rose 13% linked-quarter, annualized, to $791 million

- Quarterly net interest margin up 6 bps linked-quarter and 39 bps year-over-year second quarter to 4.24%

- Fee-based revenues (excluding securities gains) up 18% linked-quarter, annualized, and 8% compared to 2Q05

- Revenue per FTE in banking units improved to $287,000 year-to-date June 30, 2006 compared to $281,000 year-to-date March 31, 2006

Continued strong Morgan Keegan profits and revenues

- Revenues of $239 million, a 22% increase year-over-year second quarter, and a 5% decrease compared to 1Q06, which included a $13.1 million pre-tax gain on swap of NYSE seats

- Profits of $33 million, down from $41 million in 1Q06, which included a $9 million after-tax gain on swap of NYSE seats

-    Profits increased 34% compared to 2Q05's $24.5 million

-    Broad-based strong results across Morgan Keegan's business lines

Mortgage results improved from challenging first quarter

- Mortgage profits at $10.3 million in 2Q06 compared to break-even in 1Q06, excluding the effects of MSR recovery

- Increase in total origination volume of 42% linked quarter, to $4.4 billion, primarily driven by EquiFirst's increased production levels

- EquiFirst gain on sale premiums and sales volume increased linked-quarter, leading to higher gain on sale income

- MSR valuation recoveries of $10 million and $9 million were recorded in 2Q06 and 1Q06, respectively

Operating efficiency improved significantly

- Non-interest expense declined 4% linked-quarter due primarily to ongoing efficiency initiatives and seasonally higher first quarter expenses

-    Overall operating efficiency ratio improved to 57% from 61% in 1Q06

-    Banking efficiency ratio improved to 50% in 2Q06 from 53% in 1Q06

Continued improvement in credit quality

-    2Q06 provision for loan losses of $30 million

- Net charge-offs of $31 million or an annualized 0.21% of average loans vs. 1Q06's 0.20% and 2Q05's 0.23%

- Non-performing assets declined to $320 million or .54% of loans and other real estate at June 30, 2006, compared to $409 million or 0.70% at March 31, 2006

- Net charge-offs of $1.3 million in Hurricane Katrina-impacted portfolio in 2Q06

- Sold $10 million of other real estate and $59 million of non-performing residential mortgage loans in 2Q06

Regions/AmSouth merger planning underway

-    On May 25, 2006, Regions and AmSouth announced intended merger of equals

-    Merger planning proceeding well and on schedule

-    Over 100 management positions announced thus far

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 2


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (UNAUDITED)

                                                  6/30/06       3/31/06       12/31/05      9/30/05       6/30/05
                                                -----------   -----------   -----------   -----------   -----------
($ amounts in thousands)
Assets:
Cash and due from banks                         $ 2,304,934   $ 2,059,251   $ 2,414,560   $ 2,076,344   $ 2,105,962
Interest-bearing deposits in other banks             31,565        37,049        92,098        89,253        85,653
Securities held to maturity                          29,983        30,591        31,464        31,428        31,284
Securities available for sale                    11,758,035    11,823,198    11,947,810    11,913,649    12,195,048
Trading account assets                            1,056,434     1,119,854       992,082       814,663       957,368
Loans held for sale                               2,281,372     1,547,840     1,531,664     2,054,012     2,080,812
Federal funds sold and securities purchased
   under agreement to resell                        733,476       869,117       710,282       607,756       603,594
Margin receivables                                  576,616       563,202       527,317       513,339       549,298
Loans                                            59,326,346    58,658,565    58,591,816    58,535,410    58,533,182
Unearned income                                    (195,714)     (198,354)     (186,903)     (179,524)     (194,238)
                                                -----------   -----------   -----------   -----------   -----------
      Loans, net of unearned income              59,130,632    58,460,211    58,404,913    58,355,886    58,338,944
Allowance for loan losses                          (777,783)     (782,368)     (783,536)     (783,943)     (758,453)
                                                -----------   -----------   -----------   -----------   -----------
      Net Loans                                  58,352,849    57,677,843    57,621,377    57,571,943    57,580,491
Premises and equipment                            1,109,732     1,109,587     1,122,289     1,109,922     1,092,302
Interest receivable                                 407,811       402,072       420,818       383,839       350,938
Due from customers on acceptances                    22,519        25,481        22,924        25,784        36,418
Excess purchase price                             4,996,028     4,987,770     5,027,044     5,025,964     5,070,026
Mortgage servicing rights                           420,322       413,672       412,008       397,176       371,111
Other identifiable intangible assets                295,588       304,008       314,368       325,933       337,610
Other assets                                      1,685,522     1,623,983     1,597,495     1,653,609     1,831,183
                                                -----------   -----------   -----------   -----------   -----------
                                                $86,062,786   $84,594,518   $84,785,600   $84,594,614   $85,279,098
                                                ===========   ===========   ===========   ===========   ===========
Liabilities and Stockholders' Equity:
Deposits
   Non-interest-bearing                         $13,158,707   $13,328,143   $13,699,038   $12,606,368   $12,200,095
   Interest-bearing                              48,246,119    47,191,336    46,679,329    46,858,807    48,670,755
                                                -----------   -----------   -----------   -----------   -----------
      Total Deposits                             61,404,826    60,519,479    60,378,367    59,465,175    60,870,850
Borrowed funds:
   Short-term borrowings:
      Federal funds purchased and securities
         sold under agreement to repurchase       4,770,538     3,900,737     3,928,185     4,679,352     3,835,320
      Other short-term borrowings                   958,048       995,312     1,038,094       954,462       921,884
                                                -----------   -----------   -----------   -----------   -----------
         Total Short-term Borrowings              5,728,586     4,896,049     4,966,279     5,633,814     4,757,204
   Long-term borrowings                           6,293,372     6,621,710     6,971,680     7,207,015     7,285,717
                                                -----------   -----------   -----------   -----------   -----------
      Total Borrowed Funds                       12,021,958    11,517,759    11,937,959    12,840,829    12,042,921
Bank acceptances outstanding                         22,519        25,481        22,924        25,784        36,418
Other liabilities                                 1,915,124     1,875,014     1,832,067     1,617,771     1,585,604
                                                -----------   -----------   -----------   -----------   -----------
      Total Liabilities                          75,364,427    73,937,733    74,171,317    73,949,559    74,535,793
Stockholders' equity:
   Common stock                                       4,787         4,778         4,738         4,718         4,709
   Surplus                                        7,393,185     7,360,704     7,248,855     7,220,396     7,194,515
   Undivided profits                              4,355,306     4,169,678     4,034,905     3,936,657     3,836,716
   Treasury stock                                  (833,633)     (708,593)     (581,890)     (453,235)     (311,341)
   Accumulated other comprehensive
      income (loss)                                (221,286)     (169,782)      (92,325)      (63,481)       18,706
                                                -----------   -----------   -----------   -----------   -----------
         Total Stockholders' Equity              10,698,359    10,656,785    10,614,283    10,645,055    10,743,305
                                                -----------   -----------   -----------   -----------   -----------
                                                $86,062,786   $84,594,518   $84,785,600   $84,594,614   $85,279,098
                                                ===========   ===========   ===========   ===========   ===========

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 3


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                         Quarter Ended
                                                --------------------------------------------------------------
                                                  6/30/06      3/31/06     12/31/05      9/30/05      6/30/05
                                                ----------   ----------   ----------   ----------   ----------
($ amounts in thousands, except per share amounts)
Interest Income:
   Interest and fees on loans                   $1,047,843   $  992,523   $  953,903   $  917,915   $  864,115
   Interest on securities:
      Taxable interest income                      130,979      131,651      126,070      124,913      124,931
      Tax-exempt interest income                     7,904        8,116        7,706        7,408        6,670
                                                ----------   ----------   ----------   ----------   ----------
      Total Interest on Securities                 138,883      139,767      133,776      132,321      131,601
   Interest on loans held for sale                  47,261       33,882       37,798       40,787       39,402
   Interest on margin receivables                    9,525        8,673        8,283        7,581        7,167
   Income on federal funds sold and
      securities purchased under agreement to
      resell                                        11,573       10,490        6,653        6,056        3,539
   Interest on time deposits in other banks            343          544          384          487          599
   Interest on trading account assets                9,558        9,853        8,363        8,708        8,961
                                                ----------   ----------   ----------   ----------   ----------
      Total Interest Income                      1,264,986    1,195,732    1,149,160    1,113,855    1,055,384
Interest Expense:
   Interest on deposits                            357,026      314,708      292,886      270,136      241,813
   Interest on short-term borrowings                56,065       50,133       44,950       42,957       37,931
   Interest on long-term borrowings                 89,360       88,164       85,411       83,339       78,928
                                                ----------   ----------   ----------   ----------   ----------
      Total Interest Expense                       502,451      453,005      423,247      396,432      358,672
                                                ----------   ----------   ----------   ----------   ----------
      Net Interest Income                          762,535      742,727      725,913      717,423      696,712
Provision for loan losses                           30,000       27,500       40,000       62,500       32,500
                                                ----------   ----------   ----------   ----------   ----------
      Net Interest Income After Provision for
         Loan Losses                               732,535      715,227      685,913      654,923      664,212
Non-Interest Income:
   Brokerage and investment banking                158,865      166,793      140,255      131,738      132,179
   Trust department income                          35,730       34,555       30,847       33,673       31,256
   Service charges on deposit accounts             147,272      128,529      129,992      132,924      131,654
   Mortgage servicing and origination fees          34,270       32,698       33,651       35,284       37,057
   Securities gains (losses), net                       28           11      (17,609)     (20,717)      53,400
   Other                                           114,546      107,531      105,649      137,410      123,879
                                                ----------   ----------   ----------   ----------   ----------
      Total Non-Interest Income                    490,711      470,117      422,785      450,312      509,425
Non-Interest Expense:
   Salaries and employee benefits                  441,475      447,008      436,965      437,951      426,443
   Net occupancy expense                            53,772       59,888       56,558       56,596       56,635
   Furniture and equipment expense                  33,942       34,083       34,171       34,104       32,292
   (Recapture) impairment of MSR's                 (10,000)      (9,000)     (18,000)     (32,000)      53,000
   Other                                           207,324      224,115      244,342      244,472      249,481
                                                ----------   ----------   ----------   ----------   ----------
      Total Non-Interest Expense                   726,513      756,094      754,036      741,123      817,851
                                                ----------   ----------   ----------   ----------   ----------
      Income Before Income Taxes                   496,733      429,250      354,662      364,112      355,786
Applicable income taxes                            151,476      134,570      100,666      107,556      107,435
                                                ----------   ----------   ----------   ----------   ----------
      Net Income                                $  345,257   $  294,680   $  253,996   $  256,556   $  248,351
                                                ==========   ==========   ==========   ==========   ==========
Average shares outstanding--during quarter         455,528      456,442      457,193      459,563      462,913
Average shares outstanding--during quarter,
   diluted                                         460,131      461,043      461,651      464,250      468,193
Actual shares outstanding--end of quarter          454,034      456,701      456,348      458,208      461,559
Net income per share                            $     0.76   $     0.65   $     0.56   $     0.56   $     0.54
Net income per share, diluted                   $     0.75   $     0.64   $     0.55   $     0.55   $     0.53
Dividends per share                             $     0.35   $     0.35   $     0.34   $     0.34   $     0.34
Taxable equivalent net interest income          $  791,268   $  766,682   $  748,642   $  739,816   $  716,507

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 4


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                         Six Months Ended
                                                             June 30
                                                     -----------------------
                                                        2006         2005
                                                     ----------   ----------
($ amounts in thousands, except per share amounts)
Interest Income:
   Interest and fees on loans
                                                     $2,040,366   $1,674,949
   Interest on securities:
      Taxable interest income                           262,630      247,683
      Tax-exempt interest income                         16,020       13,686
                                                     ----------   ----------
      Total Interest on Securities                      278,650      261,369
   Interest on loans held for sale                       81,143       70,582
   Interest on margin receivables                        18,198       13,309
   Income on federal funds sold and
      securities purchased under agreement
      to resell                                          22,063        6,592
   Interest on time deposits in other banks                 887        1,034
   Interest on trading account assets                    19,411       19,525
                                                     ----------   ----------
      Total Interest Income                           2,460,718    2,047,360

Interest Expense:
   Interest on deposits                                 671,734      441,705
   Interest on short-term borrowings                    106,198       76,909
   Interest on long-term borrowings
                                                        177,524      151,463
                                                     ----------   ----------
      Total Interest Expense                            955,456      670,077
                                                     ----------   ----------
      Net Interest Income                             1,505,262    1,377,283
Provision for loan losses                                57,500       62,500
                                                     ----------   ----------
      Net Interest Income After Provision
         for Loan Losses                              1,447,762    1,314,783

Non-Interest Income:
   Brokerage and investment banking                     325,658      276,669
   Trust department income                               70,285       63,246
   Service charges on deposit accounts                  275,801      255,472
   Mortgage servicing and origination fees               66,968       76,369
   Securities gains                                          39       19,434
   Other                                                222,077      249,145
                                                     ----------   ----------
      Total Non-Interest Income                         960,828      940,335

Non-Interest Expense:
   Salaries and employee benefits                       888,483      864,101
   Net occupancy expense                                113,660      110,919
   Furniture and equipment expense                       68,025       64,501
   (Recapture) impairment of MSR's                      (19,000)      18,000
   Other                                                431,439      494,276
                                                     ----------   ----------
      Total Non-Interest Expense                      1,482,607    1,551,797
                                                     ----------   ----------
      Income Before Income Taxes                        925,983      703,321
Applicable income taxes                                 286,046      213,329
                                                     ----------   ----------
      Net Income                                     $  639,937   $  489,992
                                                     ==========   ==========

Average shares outstanding--year-to-date                455,982      464,011
Average shares outstanding--year-to-date, diluted       460,584      469,469
Actual shares outstanding--end of quarter               454,034      461,559
Net income per share                                 $     1.40   $     1.06
Net income per share, diluted                        $     1.39   $     1.04
Dividends per share                                  $     0.70   $     0.68

Taxable equivalent net interest income               $1,557,950   $1,417,612

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 5


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                                           Quarter Ended
                                ---------------------------------------------------------------------------------------------------
                                      6/30/06             3/31/06             12/31/05            9/30/05             6/30/05
                                ------------------- ------------------- ------------------- ------------------- -------------------
                                  Average    Yield/   Average    Yield/   Average    Yield/   Average    Yield/   Average    Yield/
                                  Balance     Rate    Balance     Rate    Balance     Rate    Balance     Rate    Balance     Rate
                                -----------  ------ -----------  ------ -----------  ------ -----------  ------ -----------  ------
($ amounts in thousands; yields on taxable equivalent basis)
Assets
Earning assets:
   Taxable securities           $11,175,675   4.71% $11,462,264   4.67% $11,377,852   4.41% $11,594,884   4.29% $11,660,144   4.32%
   Non-taxable securities           406,340  11.92%     426,119  11.75%     464,238  10.06%     486,420   9.22%     508,349   8.01%
   Federal funds sold               871,206   5.33%     936,243   4.54%     687,208   3.84%     726,717   3.31%     495,752   2.86%
   Margin receivables               557,148   6.86%     534,978   6.57%     546,389   6.01%     528,461   5.69%     554,494   5.18%
   Loans, net of unearned
      income                     58,489,995   7.35%  58,191,512   7.05%  58,047,052   6.64%  58,223,018   6.38%  58,218,298   6.06%
   Interest-bearing deposits
      in other banks                 38,825   3.54%      52,400   4.21%      58,311   2.61%      89,443   2.16%      97,180   2.47%
   Loans held for sale            2,355,875   8.05%   1,828,232   7.52%   2,082,891   7.20%   2,276,817   7.11%   2,362,598   6.69%
   Trading account assets           969,137   3.97%     924,044   4.53%     849,974   4.08%     809,683   4.44%     831,576   4.41%
                                -----------         -----------         -----------         -----------         -----------
      Total earning assets       74,864,201   6.93%  74,355,792   6.65%  74,113,915   6.27%  74,735,443   6.03%  74,728,391   5.77%
Allowance for loan losses          (781,282)           (785,847)           (779,144)           (760,447)           (765,818)
Cash and due from banks           2,016,715           2,029,747           2,083,756           2,048,188           1,873,651
Other non-earning assets          9,776,953           9,838,032           9,725,428           9,641,715           9,408,136
                                -----------         -----------         -----------         -----------         -----------
                                $85,876,587         $85,437,724         $85,143,955         $85,664,899         $85,244,360
                                ===========         ===========         ===========         ===========         ===========

Liabilities and Stockholders'
   Equity Interest-bearing
   liabilities:
   Savings accounts             $ 3,155,230   0.43% $ 3,100,922   0.37% $ 2,976,913   0.36% $ 2,885,383   0.26% $ 2,941,016   0.24%
   Interest-bearing transaction
      accounts                    2,158,034   2.14%   2,272,440   1.97%   2,530,011   1.97%   2,796,439   2.03%   3,043,512   1.77%
   Money market accounts         19,759,267   2.29%  19,873,074   2.04%  19,522,227   1.76%  18,631,989   1.37%  18,749,556   1.13%
   Certificates of deposit of
      $100,000 or more            7,650,843   4.31%   7,383,192   3.97%   7,873,050   3.65%   8,427,191   3.31%   8,394,155   3.09%
   Other interest-bearing
      deposit accounts           15,067,677   3.92%  14,442,354   3.61%  14,081,524   3.34%  15,233,717   3.11%  15,209,303   2.87%
                                -----------         -----------         -----------         -----------         -----------
      Total interest-bearing
         deposits                47,791,051   3.00%  47,071,982   2.71%  46,983,725   2.47%  47,974,719   2.23%  48,337,542   2.01%
   Federal funds purchased        4,301,848   4.40%   4,176,546   4.01%   4,202,647   3.58%   4,520,978   3.19%   4,217,075   2.72%
   Other short-term borrowings      886,953   4.00%     999,141   3.59%     886,991   3.13%     920,142   2.86%   1,127,613   3.31%
   Long-term borrowings           6,589,755   5.44%   6,859,167   5.21%   7,124,742   4.76%   7,186,493   4.60%   7,162,105   4.42%
                                -----------         -----------         -----------         -----------         -----------
      Total interest-bearing
         liabilities             59,569,607   3.38%  59,106,836   3.11%  59,198,105   2.84%  60,602,332   2.60%  60,844,335   2.36%
Non-interest bearing deposits    12,882,910          12,926,748          12,871,222          12,409,465          11,863,276
Other liabilities                 2,754,398           2,717,892           2,518,080           1,965,246           1,784,187
Stockholders' equity             10,669,672          10,686,248          10,556,548          10,687,856          10,752,562
                                -----------         -----------         -----------         -----------         -----------
                                $85,876,587         $85,437,724         $85,143,955         $85,664,899         $85,244,360
                                ===========         ===========         ===========         ===========         ===========
Net yield on interest
   earning assets                             4.24%               4.18%               4.01%               3.93%               3.85%

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 6


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

                                                               Six Months Ended
                                                                   June 30
                                                 -------------------------------------------
                                                         2006                   2005
                                                 --------------------   --------------------
                                                   Average     Yield/     Average     Yield/
                                                   Balance      Rate      Balance      Rate
                                                 -----------   ------   -----------   ------
($ amounts in thousands; yields on taxable equivalent basis)
Assets
Earning assets:
   Taxable securities                            $11,318,178    4.69%   $11,837,534    4.24%
   Non-taxable securities                            416,175   11.83%       524,406    7.99%
   Federal funds sold                                903,545    4.92%       521,961    2.55%
   Margin receivables                                546,124    6.72%       529,998    5.06%
   Loans, net of unearned income                  58,341,578    7.20%    57,867,097    5.95%
   Interest-bearing deposits in other banks           45,575    3.92%        89,401    2.33%
   Loans held for sale                             2,093,511    7.82%     2,145,397    6.63%
   Trading account assets                            946,715    4.24%       829,259    4.99%
                                                 -----------            -----------
      Total earning assets                        74,611,401    6.79%    74,345,053    5.66%
Allowance for loan losses                           (783,552)              (761,845)
Cash and due from banks                            2,023,195              1,856,091
Other non-earning assets                           9,807,324              9,344,104
                                                 -----------            -----------
                                                 $85,658,368            $84,783,403
                                                 ===========            ===========
Liabilities and Stockholders' Equity
Interest-bearing liabilities:
   Savings accounts                              $ 3,128,226    0.40%   $ 2,921,799    0.23%
   Interest-bearing transaction accounts           2,214,921    2.05%     3,088,178    1.69%
   Money market accounts                          19,815,856    2.16%    19,008,984    1.05%
   Certificates of deposit of $100,000 or more     7,517,757    4.14%     7,946,978    2.87%
   Other interest-bearing deposit accounts        14,756,743    3.77%    14,668,269    2.76%
                                                 -----------            -----------
      Total interest-bearing deposits             47,433,503    2.86%    47,634,208    1.87%
   Federal funds purchased                         4,239,543    4.21%     4,565,409    2.49%
   Commercial paper                                       --      --             --      --
   Other short-term borrowings                       942,737    3.79%     1,208,546    3.42%
   Long-term borrowings                            6,723,717    5.32%     7,194,855    4.25%
                                                 -----------            -----------
      Total interest-bearing liabilities          59,339,500    3.25%    60,603,018    2.23%
Non-interest bearing deposits                     12,904,708             11,665,276
Other liabilities                                  2,736,246              1,780,727
Stockholders' equity                              10,677,914             10,734,382
                                                 -----------            -----------
                                                 $85,658,368            $84,783,403
                                                 ===========            ===========
Net yield on interest-earning assets                            4.21%                  3.85%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                            ALLOWANCE FOR LOAN LOSSES

                                      Six Months Ended
                                          June 30
                                    -------------------
                                      2006       2005
                                    --------   --------
($ amounts in thousands)
Balance at beginning of year        $783,536   $754,721
Net loans charged off:
   Commercial                         35,039     31,094
   Real estate                        16,489     17,627
   Installment                         7,946     10,047
                                    --------   --------
      Total                           59,474     58,768
Allowance allocated to loans sold     (3,779)        --
Provision charged to expense          57,500     62,500
                                    --------   --------
Balance at end of period            $777,783   $758,453
                                    ========   ========

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 7


                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                 SELECTED RATIOS

                                                                      Quarter Ended
                                                    ------------------------------------------------
                                                    6/30/06   3/31/06   12/31/05   9/30/05   6/30/05
                                                    -------   -------   --------   -------   -------
Return on average assets*                             1.61%     1.40%      1.18%     1.19%     1.17%
Return on average tangible equity*                   25.73%    22.32%     19.34%    19.22%    18.46%
Return on average equity*                            12.98%    11.18%      9.55%     9.52%     9.26%
Stockholders' equity per share                      $23.56    $23.33     $23.26    $23.23    $23.28
Stockholders' equity to total assets                 12.43%    12.60%     12.52%    12.58%    12.60%
Tangible stockholders' equity to tangible assets      6.69%     6.77%      6.64%     6.68%     6.68%
Allowance for loan losses as a percentage of
   loans, net of unearned income                      1.32%     1.34%      1.34%     1.34%     1.30%
Net Interest Margin (FTE)                             4.24%     4.18%      4.01%     3.93%     3.85%
Efficiency Ratio (1)                                 57.45%    61.20%     60.44%    59.58%    61.50%
Loans, net of unearned income, to total deposits     96.30%    96.60%     96.73%    98.13%    95.84%
Net charge-offs as a percentage of average loans*     0.21%     0.20%      0.28%     0.25%     0.23%
Total non-performing assets (excluding loans 90
   days past due) as a percentage of loans and
   other real estate                                  0.54%     0.70%      0.70%     0.75%     0.78%
Total non-performing assets (including loans 90
   days past due) as a percentage of loans and
   other real estate                                  0.67%     0.86%      0.85%     0.88%     0.91%

*    Annualized

(1) Excluding MSR impairment(recapture), debt extinguishment expense, and merger-related and other expenses

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 8


LOANS

                        LOAN PORTFOLIO - PERIOD END DATA

                                                                                               6/30/2006          6/30/2006
                            6/30/06      3/31/06      12/31/05     9/30/05      6/30/05      vs. 3/31/06*       vs.6/30/2005
                          -----------  -----------  -----------  -----------  -----------  ----------------  ------------------
($ amounts in thousands)
Commercial                $15,903,897  $14,953,740  $14,979,811  $15,026,107  $15,391,714  $ 950,157   25.4% $   512,183    3.3%
Residential Mortgages      12,845,001   12,925,223   12,678,332   11,950,831   11,854,633    (80,222)  -2.5%     990,368    8.4%
Other Real Estate Loans    12,836,023   13,379,282   13,745,201   14,328,521   14,354,420   (543,259) -16.2%  (1,518,397) -10.6%
Construction                8,163,378    7,701,478    7,363,353    7,306,720    7,134,584    461,900   24.0%   1,028,794   14.4%
Branch Installment          1,559,533    1,591,127    1,625,929    1,679,996    1,694,967    (31,594)  -7.9%    (135,434)  -8.0%
Indirect Installment        1,344,853    1,319,819    1,353,929    1,415,764    1,456,836     25,034    7.6%    (111,983)  -7.7%
Consumer Lines of Credit    5,559,417    5,661,990    5,786,770    5,764,722    5,619,645   (102,573)  -7.2%     (60,228)  -1.1%
Student Loans                 918,530      927,552      871,588      883,225      832,145     (9,022)  -3.9%      86,385   10.4%
                          -----------  -----------  -----------  -----------  -----------  ---------  -----  -----------  -----
                          $59,130,632  $58,460,211  $58,404,913  $58,355,886  $58,338,944  $ 670,421    4.6% $   791,688    1.4%
                          ===========  ===========  ===========  ===========  ===========  =========  =====  ===========  =====

                        LOAN PORTFOLIO - AVERAGE BALANCES

                                                                                                 2Q06               2Q06
                              2Q06         1Q06         4Q05         3Q05         2Q05         vs. 1Q06*          vs. 2Q05
                          -----------  -----------  -----------  -----------  -----------  ----------------  ------------------
($ amounts in thousands)
Commercial                $15,291,717  $14,828,381  $14,793,576  $15,142,708  $15,481,531  $ 463,336   12.5% $  (189,814)  -1.2%
Residential Mortgages      12,816,313   12,620,698   12,129,967   11,861,795   11,652,696    195,615    6.2%   1,163,617   10.0%
Other Real Estate Loans    13,051,119   13,609,406   14,012,136   14,387,171   14,414,636   (558,287) -16.4%  (1,363,517)  -9.5%
Construction                7,905,195    7,537,309    7,383,453    7,169,220    7,060,083    367,886   19.5%     845,112   12.0%
Branch Installment          1,549,298    1,604,554    1,687,189    1,691,721    1,796,044    (55,256) -13.8%    (246,746) -13.7%
Indirect Installment        1,329,399    1,333,556    1,380,761    1,431,649    1,476,607     (4,157)  -1.2%    (147,208) -10.0%
Consumer Lines of Credit    5,628,132    5,732,152    5,783,665    5,690,179    5,505,950   (104,020)  -7.3%     122,182    2.2%
Student Loans                 918,822      925,456      876,305      848,575      830,751     (6,634)  -2.9%      88,071   10.6%
                          -----------  -----------  -----------  -----------  -----------  ---------  -----  -----------  -----
                          $58,489,995  $58,191,512  $58,047,052  $58,223,018  $58,218,298  $ 298,483    2.1% $   271,697    0.5%
                          ===========  ===========  ===========  ===========  ===========  =========  =====  ===========  =====

                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS

                                                                                                2Q06           2Q06
                              2Q06         1Q06         4Q05         3Q05         2Q05       vs. 1Q06*       vs. 2Q05
                          -----------  -----------  -----------  -----------  -----------  -------------  --------------
($ amounts in thousands)
Community Bank Loans      $46,836,944  $46,690,895  $46,756,538  $46,732,402  $46,478,771  $146,049  1.3% $358,173   0.8%
Wholesale Loans            11,653,051   11,500,617   11,290,514   11,490,617   11,739,527   152,434  5.3%  (86,476) -0.7%
                          -----------  -----------  -----------  -----------  -----------  --------  ---  --------  ----
                          $58,489,995  $58,191,512  $58,047,052  $58,223,019  $58,218,298  $298,483  2.1% $271,697   0.5%
                          ===========  ===========  ===========  ===========  ===========  ========  ===  ========  ====

*    Linked quarter percentage changes are presented on an annualized basis.

- Loan trends continued to reflect Regions' focus on strong underwriting principles and discipline in pricing.

- Linked-quarter commercial loan growth is a result of overall improvement in C&I portfolio trends.

- The linked-quarter period end decline in residential mortgages is partially a result of the sale of $59 MM of non-performing residential mortgage loans.

- Construction loan growth was strongest in the Southeast region, particularly, the Mid-Atlantic and Georgia.

- Average community banking loans increased 1.3%, linked-quarter, annualized, primarily due to an increase in commercial loans, offset partially by a decline in commercial real estate mortgages and consumer lines of credit.

- In the above tables, commercial loans and other real estate loans are impacted by ongoing reclassification of new and renewed loans by purpose as opposed to collateral.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 9


DEPOSITS

                       DEPOSIT PORTFOLIO - PERIOD END DATA

                                                                                               6/30/2006           6/30/2006
                            6/30/06      3/31/06      12/31/05     9/30/05      6/30/05       vs. 3/31/06*       vs.6/30/2005
                          -----------  -----------  -----------  -----------  -----------  -----------------  ------------------
($ amounts in thousands)
Interest-Free Deposits    $13,158,707  $13,328,143  $13,699,038  $12,606,368  $12,200,095  $(169,436)   -5.1% $   958,612    7.9%
Interest-Bearing
   Checking                 2,180,298    2,490,444    2,756,556    2,924,131    3,033,095   (310,146)  -49.8%    (852,797) -28.1%
Savings                     3,081,192    3,182,650    3,037,687    2,884,471    2,912,335   (101,458)  -12.8%     168,857    5.8%
Money Market               19,788,991   19,897,135   19,856,890   18,789,340   18,463,023   (108,144)   -2.2%   1,325,968    7.2%
                          -----------  -----------  -----------  -----------  -----------  ---------   -----  -----------  -----
   Total Low-Cost
      Deposits             38,209,188   38,898,372   39,350,171   37,204,310   36,608,548   (689,184)   -7.1%   1,600,640    4.4%
CD's < $100K               11,063,668   10,874,303   10,201,745   10,293,091   10,187,180    189,365     7.0%     876,488    8.6%
CD's > $100K                7,918,736    7,480,764    7,412,359    8,169,760    8,296,374    437,972    23.4%    (377,638)  -4.6%
Other Time Deposits         4,213,234    3,266,040    3,414,092    3,798,014    5,778,748    947,194   116.0%  (1,565,514) -27.1%
                          -----------  -----------  -----------  -----------  -----------  ---------   -----  -----------  -----
                          $61,404,826  $60,519,479  $60,378,367  $59,465,175  $60,870,850  $ 885,347     5.9% $   533,976    0.9%
                          ===========  ===========  ===========  ===========  ===========  =========   =====  ===========  =====

                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS

                                                                                                2Q06              2Q06
                              2Q06         1Q06         4Q05         3Q05         2Q05        vs. 1Q06*         vs. 2Q05
                          -----------  -----------  -----------  -----------  -----------  --------------  ------------------
($ amounts in thousands)
Community Bank Deposits   $52,834,250  $52,757,452  $51,940,107  $50,430,723  $50,248,895  $ 76,798   0.6% $ 2,585,355    5.1%
Wholesale Deposits          7,839,711    7,241,278    7,914,840    9,953,461    9,951,923   598,433  33.1%  (2,112,212) -21.2%
                          -----------  -----------  -----------  -----------  -----------  --------  ----  -----------  -----
                          $60,673,961  $59,998,730  $59,854,947  $60,384,184  $60,200,818  $675,231   4.5% $   473,143    0.8%
                          ===========  ===========  ===========  ===========  ===========  ========  ====  ===========  =====

*    Linked quarter percentage changes are presented on an annualized basis.

- The decline in low-cost deposits was offset by an increase in CD's due to the rising interest rate environment and corresponding customer preference for longer term, higher rate deposit products.

- The linked-quarter increase in other time deposits is primarily due to an increase in Euro deposits as a funding source.

- Average community banking deposits were relatively steady linked-quarter as declines in interest-bearing checking and money market savings accounts were offset by increasing certificate of deposit balances.

- The increase in average wholesale deposits is primarily related to the increase in Euro deposits.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 10


OPERATING PERFORMANCE

                                     REVENUE

                                                                                               2Q06           2Q06
                                 2Q06        1Q06        4Q05        3Q05        2Q05       vs. 1Q06*       vs. 2Q05
                              ----------  ----------  ----------  ----------  ----------  -------------  --------------
($ amounts in thousands)
Net Interest Income
   (TE basis)                 $  791,268  $  766,682  $  748,642  $  739,816  $  716,507  $24,586  12.8% $ 74,761  10.4%
Non-Interest Income
   (excl. sec. gains/losses)     490,683     470,106     440,394     471,029     456,025   20,577  17.5%   34,658   7.6%
                              ----------  ----------  ----------  ----------  ----------  -------  ----  --------  ----
   Total Revenue (TE basis)   $1,281,951  $1,236,788  $1,189,036  $1,210,845  $1,172,532  $45,163  14.6% $109,419   9.3%
                              ==========  ==========  ==========  ==========  ==========  =======  ====  ========  ====
Fee Income as a % of
   Total Revenue                    38.3%       38.0%       37.0%       38.9%       38.9%
                              ==========  ==========  ==========  ==========  ==========

*    Linked quarter percentage changes are presented on an annualized basis.

-    Strong revenue growth - 15% linked-quarter, annualized.

- Net interest income (TE basis) up 13% and non-interest income (excluding securities gains) up 18%, linked-quarter, annualized.

- The 2Q06 net interest margin was 4.24%, an increase of 6 bps linked-quarter and 39 bps compared to 2Q05.

- Non-interest income increased due primarily to higher service charges and mortgage revenue, offset partially by the effect of 1Q06 gains related to NYSE stock.

-    Regions is positioned slightly asset-sensitive at June 30, 2006.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 11


NON-INTEREST INCOME AND EXPENSE

                         NON-INTEREST INCOME AND EXPENSE

                                                                                          2Q06             2Q06
NON-INTEREST INCOME                     2Q06     1Q06     4Q05      3Q05      2Q05      vs. 1Q06*        vs. 2Q05
-------------------                   -------- -------- --------  --------  -------- --------------  ---------------
($ amounts in thousands)
Brokerage and investment banking      $158,865 $166,793 $140,255  $131,738  $132,179 $(7,928) -19.0% $ 26,686   20.2%
Trust department income                 35,730   34,555   30,847    33,673    31,256   1,175   13.6%    4,474   14.3%
Service charges on deposit accounts    147,272  128,529  129,992   132,924   131,654  18,743   58.3%   15,618   11.9%
Mortgage servicing & origination fees   34,270   32,698   33,651    35,284    37,057   1,572   19.2%   (2,787)  -7.5%
Securities gains (losses), net              28       11  (17,609)  (20,717)   53,400      17  618.2%  (53,372) -99.9%
Insurance premiums & commissions        21,267   21,394   18,616    19,827    19,281    (127)  -2.4%    1,986   10.3%
Gain on sale of mortgage loans          24,255   12,351   21,623    60,620    40,913  11,904  385.5%  (16,658) -40.7%
Derivative income                        9,122    6,194    6,434     7,388     9,921   2,928  189.1%     (799)  -8.1%
SOI and Capital Factors                     --       --       --     4,002    10,104      --     NM   (10,104)    NM
Other                                   59,902   67,592   58,976    45,573    43,660  (7,690) -45.5%   16,242   37.2%
                                      -------- -------- --------  --------  -------- -------  -----  --------  -----
   Total non-interest income          $490,711 $470,117 $422,785  $450,312  $509,425 $20,594   17.5% $(18,714)  -3.7%
                                      ======== ======== ========  ========  ======== =======  =====  ========  =====

                                                                                               2Q06             2Q06
NON-INTEREST EXPENSE                      2Q06      1Q06      4Q05      3Q05      2Q05      vs. 1Q06*         vs. 2Q05
--------------------                    --------  --------  --------  --------  -------- ---------------  ---------------
($ amounts in thousands)
Salaries and employee benefits**        $441,475  $447,008  $408,873  $418,645  $411,953 $ (5,533)  -5.0% $ 29,522    7.2%
Net occupancy expense**                   53,772    59,888    54,133    53,574    54,898   (6,116) -40.8%   (1,126)  -2.1%
Furniture and equipment expense**         33,942    34,083    33,872    34,027    32,161     (141)  -1.7%    1,781    5.5%
Amortization of core deposit intangible   10,370    10,724    11,039    11,320    11,693     (354) -13.2%   (1,323) -11.3%
Amortization of MSR's                     16,263    18,303    17,890    22,544    22,693   (2,040) -44.6%   (6,430) -28.3%
(Recapture) impairment of MSR's          (10,000)   (9,000)  (18,000)  (32,000)   53,000   (1,000)  44.4%  (63,000)    NM
Loss on early extinguishment of debt      (1,089)    8,168        --    10,878        --   (9,257)    NM    (1,089)    NM
Merger-related and other charges              --        --    53,333    40,875    43,765       --     NM   (43,765)    NM
Other**                                  181,780   186,920   192,896   181,260   187,688   (5,140) -11.0%   (5,908)  -3.1%
                                        --------  --------  --------  --------  -------- --------  -----  --------  -----
   Total non-interest expense           $726,513  $756,094  $754,036  $741,123  $817,851 $(29,581) -15.6% $(91,338) -11.2%
                                        ========  ========  ========  ========  ======== ========  =====  ========  =====

*    Linked quarter percentage changes are presented on an annualized basis.

**   Net of merger and other charges in 2005

- Brokerage and investment banking revenue trends were impacted by 1Q06's revenue related to the closed-end fund IPO.

- Trust department income increased primarily as a result of a $500 million increase in assets managed linked-quarter as well as an increase in mutual fund revenue and other trust fees.

- Service charges on deposit accounts increased $18.7 million or 15% linked-quarter, primarily due to a mid-1Q06 NSF fee increase and seasonal factors.

- Mortgage servicing and origination fees increased 5% linked-quarter, primarily due to an increase in EquiFirst production volume.

-    Capital Factors and SOI were sold in 2Q05 and 3Q05, respectively.

- Salaries and employee benefits declined 5% linked-quarter, annualized, due to a reduction in headcount, an $11 million decline in payroll taxes and reduced Morgan Keegan commission expense, offset somewhat by an increase in commissions related to the mortgage business.

- No impact on 2Q06 net occupancy expense from storm-related expenses, but 1Q06 net occupancy expense included approximately $3 million in storm-related expenses.

- Regions recaptured $10 million in MSR impairment in 2Q06 as increasing mortgage interest rates reduced prepayments of mortgage loans serviced.

- The linked-quarter decline in other non-interest expense was impacted by a subsidiary dividend payment in 1Q06. In 2Q06, Regions recognized $5 million of gain on sale of ORE and a general decline in overall expense levels related to cost savings and continuing efficiency initiatives.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 12


MORGAN KEEGAN

                                  MORGAN KEEGAN

                                                                                    2Q06             2Q06
Summary Income Statement      2Q06      1Q06      4Q05      3Q05      2Q05        vs. 1Q06*        vs. 2Q05
------------------------    --------  --------  --------  --------  --------  ----------------  -------------
($ amounts in thousands)
Revenues:
   Commissions              $ 56,960  $ 57,073  $ 51,619  $ 50,197  $ 50,263  $   (113)   -0.8% $ 6,697  13.3%
   Principal transactions     32,996    41,951    34,752    33,696    35,425    (8,955)  -85.4%  (2,429) -6.9%
   Investment banking         41,623    43,027    25,894    26,919    27,434    (1,404)  -13.1%  14,189  51.7%
   Interest                   32,511    30,327    24,735    22,900    19,766     2,184    28.8%  12,745  64.5%
   Trust fees and services    29,014    28,046    24,680    27,475    25,207       968    13.8%   3,807  15.1%
   Investment advisory        36,151    28,885    37,557    30,006    29,211     7,266   100.6%   6,940  23.8%
   Other                       9,473    22,639    11,790     8,191     8,246   (13,166) -232.6%   1,227  14.9%
                            --------  --------  --------  --------  --------  --------  ------  -------  ----
      Total revenues         238,728   251,948   211,027   199,384   195,552   (13,220)  -21.0%  43,176  22.1%

Expenses:
   Interest expense           21,999    18,085    16,855    16,105    13,109     3,914    86.6%   8,890  67.8%
   Non-interest expense      165,568   169,352   152,280   145,276   143,531    (3,784)   -8.9%  22,037  15.4%
                            --------  --------  --------  --------  --------  --------  ------  -------  ----
      Total expenses         187,567   187,437   169,135   161,381   156,640       130     0.3%  30,927  19.7%
                            --------  --------  --------  --------  --------  --------  ------  -------  ----
Income before income taxes    51,161    64,511    41,892    38,003    38,912   (13,350)  -82.8%  12,249  31.5%
Income taxes                  18,442    23,703    14,942    13,945    14,459    (5,261)  -88.8%   3,983  27.5%
                            --------  --------  --------  --------  --------  --------  ------  -------  ----
Net income                  $ 32,719  $ 40,808  $ 26,950  $ 24,058  $ 24,453  $ (8,089)  -79.3% $ 8,266  33.8%
                            ========  ========  ========  ========  ========  ========  ======  =======  ====

                                       Fixed-
                                       income    Equity   Regions
Breakout of Revenue         Private   Capital   Capital      MK        Asset     Interest
by Division                 Client    Markets   Markets    Trust    Management    & Other
-------------------        --------   -------   -------   -------   ----------   --------
($ amounts in thousands)
THREE MONTHS ENDED
JUNE 30, 2006:
$ amount of revenue        $ 69,975   $50,484   $24,366   $29,016    $36,076     $28,811
% of gross revenue             29.3%     21.1%     10.2%     12.2%      15.1%       12.1%

THREE MONTHS ENDED
MARCH 31, 2006:
$ amount of revenue        $ 78,083   $42,733   $28,001   $28,046    $32,301     $42,784
% of gross revenue             31.0%     17.0%     11.1%     11.1%      12.8%       17.0%

SIX MONTHS ENDED
JUNE 30, 2006
$ amount of revenue        $ 148,058  $93,217   $52,367   $57,062    $68,377     $71,595
% of gross revenue             30.2%     19.0%     10.7%     11.6%      13.9%       14.6%

SIX MONTHS ENDED
JUNE 30, 2005
$ amount of revenue        $123,317   $82,401   $44,213   $51,063    $58,123     $40,725
% of gross revenue             30.8%     20.6%     11.1%      12.8%     14.5%       10.2%

*    Linked quarter percentage changes are presented on an annualized basis.

- Principal transactions revenue declined linked-quarter, primarily as a result of increased revenues in 1Q06 from the successful IPO of a closed end fund.

- Investment banking revenues were relatively steady linked-quarter, reflecting very strong equity capital markets banking and the IPO of the closed end fund in 1Q06.

- Investment advisory and asset management division revenues increased linked-quarter primarily as a result of increases in wrap account billings, money market fees, and asset management fees.

- The decline in other revenues is a result of the recognition of a $13.1 million pre-tax gain related to the exchange of NYSE seats for stock in 1Q06.

- Non-interest expense decreased in 2Q06 compared to 1Q06 due to lower commission expense related directly to decreased revenues.

- Trends in private client and equity capital markets divisions were affected by the 1Q06 closed end fund IPO.

- The strength in fixed income capital markets is a product of strong underwriting activity in new issue municipal bonds and successful corporate debt issuance business.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN (CONT.)

- 20 new offices opened in 2Q06, primarily in bank branches, bringing YTD total additions to 40.

- 22,200 new accounts were opened in 2Q06 compared to 22,900 in 1Q06 and 19,500 in 2Q05.

- Total customer assets were $62.5 billion at June 30, 2006, compared to $60.5 billion at March 31, 2006 and $51.7 billion at June 30, 2005.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 14


MORTGAGE OPERATIONS

                               MORTGAGE OPERATIONS

                              2Q06           1Q06           4Q05           3Q05           2Q05      2Q06 vs. 1Q06*   2Q06 vs. 2Q05
                         -------------  -------------  -------------  -------------  -------------  --------------  ---------------
Single family mortgage
   production
   (millions):
   Regions Mortgage      $       1,440  $       1,345  $       1,459  $       1,676  $       1,958  $    95   28.3% $   (518) -26.5%
   EquiFirst                     2,966          1,749          2,203          2,482          2,464    1,217  278.3%      502   20.4%
                         -------------  -------------  -------------  -------------  -------------  -------  -----  --------  -----
      Total              $       4,406  $       3,094  $       3,662  $       4,158  $       4,422  $ 1,312  169.6% $    (16)  -0.4%
                         =============  =============  =============  =============  =============  =======  =====  ========  =====

Gain(loss) on sale of
   mortgage loans
   (thous.):
   Regions Mortgage      $       3,824  $       2,732  $       4,653  $       4,716  $       6,737  $ 1,092  159.9% $ (2,913) -43.2%
   EquiFirst                    20,431          9,619         16,970         55,904         34,176   10,812  449.6%  (13,745) -40.2%
                         -------------  -------------  -------------  -------------  -------------  -------  -----  --------  -----
      Total              $      24,255  $      12,351  $      21,623  $      60,620  $      40,913  $11,904  385.5% $(16,658) -40.7%
                         =============  =============  =============  =============  =============  =======  =====  ========  =====

Servicing portfolio      $36.4 BILLION  $36.7 Billion  $37.2 Billion  $37.8 Billion  $39.3 Billion
Capitalized mortgage
   servicing rights
   (net)                 $    420.3 MM  $    413.7 MM  $      412 MM  $    397.2 MM  $    371.1 MM
MSR valuation allowance  $      6.4 MM  $     20.5 MM  $     29.5 MM  $     47.5 MM  $     79.5 MM
MSR capitalization rate
   - total portfolio          115 BPS.       113 bps.       111 bps.       105 bps.        91 bps.
MSR capitalization rate
   - 3rd party
   servicing                  148 BPS.       144 bps.       142 bps.       135 bps.       119 bps.
New servicing
   capitalization rate        117 BPS.       104 bps.       116 bps.       126 bps.       134 bps.

- Mortgage profitability improved to $10.3 million in 2Q06 compared to break-even in 1Q06.

- Regions Mortgage net income, excluding MSR recapture, was $8.5 million in 2Q06 compared to $4.6 million in 1Q06, increasing primarily as a result of higher origination volume, improved gains from sale of mortgage loans, and a reduction in amortization of mortgage servicing rights.

- Regions Mortgage recorded $10 million and $9 million of MSR recapture in 2Q06 and 1Q06, respectively, primarily as a result of increasing mortgage interest rates favorably impacting prepayments of mortgage loans serviced.

-    Regions Mortgage recorded $3.7 million of permanent MSR impairment in 2Q06.

- EquiFirst reported profit of $1.8 million in 2Q06 compared to a loss of $4.5 million in 1Q06, a net increase of $6.3 million, primarily due to increased production volume combined with higher loan sale premiums.

- EquiFirst's gross gain on sale premiums approximated 1.90% in 1Q06 and 2.20% in 2Q06.

- Regions sold its conforming wholesale production unit in 2Q05. Its production totaled $423 million in 2Q05.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 15


CREDIT QUALITY

                                 CREDIT QUALITY

                                                                                           YTD        YTD
                                   2Q06       1Q06       4Q05       3Q05       2Q05      6/30/06    6/30/05
                                 --------   --------   --------   --------   --------   --------   --------
($ in thousands)
Allowance for loan losses        $777,783   $782,368   $783,536   $783,943   $758,453   $777,783   $758,453
Provision for loan losses        $ 30,000   $ 27,500   $ 40,000   $ 62,500   $ 32,500   $ 57,500   $ 62,500

Net loans charged off:
   Commercial                    $ 22,226   $ 12,813   $ 25,129   $ 21,000   $ 21,869   $ 35,039   $ 31,094
   Real estate                      6,280     10,209      7,019     10,053      7,686     16,489     17,627
   Installment                      2,300      5,646      8,259      5,957      4,524      7,946     10,047
                                 --------   --------   --------   --------   --------   --------   --------
      Total                      $ 30,806   $ 28,668   $ 40,407   $ 37,010   $ 34,079   $ 59,474   $ 58,768
                                 ========   ========   ========   ========   ========   ========   ========

Net loan charge-offs as a % of
   average loans, annualized
   Commercial                        0.59%      0.35%      0.68%      0.57%      0.57%      0.47%      0.41%
   Real estate                       0.07%      0.12%      0.08%      0.12%      0.09%      0.10%      0.11%
   Installment                       0.10%      0.25%      0.36%      0.26%      0.20%      0.18%      0.22%
                                 --------   --------   --------   --------   --------   --------   --------
      Total                          0.21%      0.20%      0.28%      0.25%      0.23%      0.21%      0.20%
                                 ========   ========   ========   ========   ========   ========   ========

Non-performing assets:
Non-accrual loans                $264,284   $343,880   $341,177   $382,858   $391,542
Renegotiated loans                    107        190        241        244        247
Other real estate                  55,495     64,999     65,459     57,418     64,031
                                 --------   --------   --------   --------   --------
      Total                      $319,886   $409,069   $406,877   $440,520   $455,820
                                 ========   ========   ========   ========   ========
Loans past due > 90 days         $ 78,096   $ 92,766   $ 87,523   $ 74,246   $ 76,417

- Net charge-offs totaled $31 million, or an annualized 0.21 percent of average loans, and included approximately $1.3 million of net charge-offs from the Katrina-related portfolio.

-    The provision for loan losses was $30 million for 2Q06.

- Regions' June 30, 2006, allowance for loan losses includes approximately $57 million of reserves identified for the Katrina portfolio; approximately $5 million in cumulative Katrina portfolio net charge-offs have been recognized through June 30, 2006.

- Non-performing assets decreased to 0.54% of loans and other real estate at June 30, 2006 due in part to the sale of non-performing residential mortgage loans and other real estate and in part to overall improvement in the portfolio.

- Loans past due greater than 90 days decreased $14.7 million linked quarter primarily as a result of the sale of past due residential mortgage loans.

- $59 million of non-performing residential mortgage loans (included in non-accrual loans and in past due greater than 90 days) and $10 million of other real estate were sold in 2Q06. A $5 million pre-tax gain was recognized on the sale of the other real estate. The sale of the $59 million in non-performing residential mortgage loans had no impact to 2Q06 net income.

- Regions' non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 16


CREDIT QUALITY (CONT.)

KATRINA UPDATE

- Loans in the hardest hit areas have been placed into a separate pool to track them against the $62 million allowance for loan losses that was identified for them in 3Q05.

Loan Exposure as of June 30, 2006 (in thousands)

Commercial Real Estate     $  420,909
Commercial & Industrial       260,086
Retail/Consumer               150,150
Mortgage                      178,087
                           ----------
TOTAL                      $1,009,232
                           ==========

Commercial Real Estate Summary as of June 30, 2006 (in thousands)

1-4 Residential    $ 68,394
Retail               68,115
Land/Lots            55,362
Office Buildings     50,550
Hotel                46,597
Warehouses           19,613
Apartments           15,365
Mall                 13,985
Condo                12,265
Other                70,664
                   --------
TOTAL              $420,909
                   ========

Net Loans Charged Off 2Q06 (in thousands)

Commercial        $  668
Retail/Consumer      144
Mortgage             452
                  ------
TOTAL             $1,264
                  ======

Non-accrual Loan Summary as of June 30, 2006 (in thousands)

Commercial        $ 4,520
Retail/Consumer       392
Mortgage            7,956
                  -------
TOTAL             $12,868
                  =======

Past Due Loans > 90 Days Summary as of June 30, 2006 (in thousands)

Commercial        $4,589
Retail/Consumer      178
Mortgage              65
                  ------
TOTAL             $4,832
                  ======

- Home Equity Loans make up 51% of the Consumer/Retail Exposure as of June 30, 2006.

- The quality of the Katrina-impacted portfolio continues to improve with a reduction in non-accrual loans of $13 million compared to $26 million at March 31, 2006 and a reduction in past dues of $3 million compared to $7 million at March 31, 2006.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 17


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

                                2Q06      1Q06      4Q05     3Q05      2Q05
                              -------   -------   -------   ------   -------
FTE employees                  24,457    24,928    25,326   25,463    25,654
Authorized shares remaining
   under buyback program      20.3 MM   23.9 MM   27.6 MM   6.4 MM   10.7 MM
Full service offices            1,304     1,312     1,311    1,317     1,320
ATM's                           1,564     1,586     1,585    1,594     1,577
Morgan Keegan offices             321       301       281      282       268

- During the second quarter, 3.6 million shares were repurchased at an average cost of $35.08.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2006 EARNINGS RELEASE
PAGE 18


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe-harbor" for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on managements' expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. These statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements.

Some risks, uncertainties and other factors include, but are not limited to those described below:

o Regions' ability to achieve the earnings expectations related to the businesses that were acquired, including its merger with Union Planters Corporation ("Union Planters") in July 2004, or that may be acquired in the future, including its announced plan to merge with AmSouth Bancorporation ("AmSouth"), which in turn depends on a variety of factors, including:

      o Regions' ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations, or lower our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations, or lower than expected revenues from continuing operations;

      o the assimilation of acquired operations to Regions' corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations;

      o the continued growth of the markets that the acquired entities serve, consistent with recent historical experience;

      o difficulties related to the integration of the businesses, including integration of information systems and retention of key personnel.

o Regions' ability to expand into new markets and to maintain profit margins in the face of pricing pressures.

o     Regions' ability to keep pace with technological changes.

o Regions' ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers.

o Regions' ability to effectively manage interest rate risk, market risk, credit risk and operational risk.

o Regions' ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions' business.

o The cost and other effects of material contingencies, including litigation contingencies.

o Further easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures.

o Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

o Possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets.

o The occurrence of natural disasters or the threat or occurrence of war or acts of terrorism and the existence or exacerbation of general geopolitical instability and uncertainty.

o Possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

o Possible changes in consumer and business spending and saving habits could affect Regions' ability to increase assets and to attract deposits.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. You should not place undue reliance on any forward-looking statement, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Regions' Investor Relations contact is Jenifer Goforth Kimbrough at (205) 244-2823; Regions' Media contact is Sonya L. Smith at (205) 244-2859.